UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2010

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

Registrant's telephone number, including area code: (513) 851-4900

    Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 28, 2010 (the “Closing Date”), The Hillman Companies, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with an entity controlled by affiliates of Oak Hill Capital Partners, L.P. (“Oak Hill Capital Partners”).   For more information, see the disclosure in Item 8.01 below.

In connection with the closing of the Merger, on the Closing Date, The Hillman Group, Inc. (“Hillman Group”) closed its previously announced offering of $150 million aggregate principal amount of 10.875% Senior Notes due 2018 (the “Notes”) and the Company and certain of its subsidiaries closed its new $320 million senior secured first lien credit facility (the “Senior Facilities”), consisting of a $290 million term loan and a $30 million revolving credit facility. The Company and its subsidiaries used the initial borrowings under the Senior Facilities, the equity contribution made by affiliates of Oak Hill Capital Partners and the proceeds from the offering of the Notes to fund the cash consideration in the Merger, to repay its and their existing senior term loan and to fund outstanding subordinated notes, to redeem the shares of preferred stock of Hillman Investment Company, to fund the Quick-Tag Acquisition (as defined below) and to pay related fees, expenses and other related payments.

Note Purchase Agreement and Joinder Agreement

In connection with the closing of the Notes offering, Hillman Group and each of the Note Guarantors (as defined below) entered into a Joinder Agreement, dated as of the Closing Date (the “Joinder Agreement”), with the initial purchasers of the Notes (the “Initial Purchasers”) pursuant to which Hillman Group and each of the Note Guarantors became parties to the Purchase Agreement, dated May 18, 2010, between OHCP HM Merger Sub Corp. (“Merger Sub”) and the Initial Purchasers (together with the Joinder Agreement, the “Note Purchase Agreement”).  Pursuant to the Note Purchase Agreement, the Initial Purchasers agreed to purchase, and Hillman Group agreed to sell, the Notes, which the Initial Purchasers re-sold in an offering exempt from registration under the Securities Act of 1933, as amended.  The Note Purchase Agreement contains warranties, covenants and closing conditions that are customary for transactions of this type. In addition, the Hillman Group and the Note Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities arising from the transactions under the Note Purchase Agreement, including liabilities under the federal securities laws. The Note Purchase Agreement also contains customary contribution provisions.

The Initial Purchasers and their affiliates from time to time have provided or in the future may provide various investment and commercial banking and financial advisory services to the Company and its affiliates and subsidiaries (including in connection with the Merger), for which they have received customary fees and commissions and they expect to provide these services to the Company and its affiliates in the future, for which they expect to receive customary fees and commissions.  In addition, affiliates of the Initial Purchasers from time to time have acted as agents and lenders to us under the Company’s credit facilities in effect prior to the Merger, for which services they have received customary compensation. The Company’s existing credit facility was repaid with the net proceeds from the sale of the Notes and other funding sources of the Company as described above.  In addition, affiliates of certain of the Initial Purchasers are lenders or agents under the Senior Facilities.

This summary does not purport to be complete and is qualified in its entirety by reference to the Joinder Agreement and the Note Purchase Agreement, both of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q. Interested parties should read these documents in their entirety.

10.875% Senior Notes due 2018

On the Closing Date, Hillman Group issued $150 million in aggregate principal amount of the Notes.  The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of the Closing Date, by and among (i) Hillman Group, (ii) the Company, Hillman Investment Company, All Points Industries, Inc., and SunSub C Inc.(collectively, the “Note Guarantors”) and  (iii) Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Note Guarantors have issued guarantees (collectively, the “Guarantees”) of Hillman Group’s obligations under the Notes and the Indenture on a senior unsecured basis.

The holders of the Notes and the Note Guarantees will have certain registration rights pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of the Closing Date, by and among Hillman Group, the Note Guarantors and the Initial Purchasers.

Certain terms and conditions of the Notes, the Indenture and the Registration Rights Agreement are as follows:

Maturity.  The Notes mature on June 1, 2018.

Interest.  The Notes accrue interest of 10.875% per year. Interest on the Notes is paid semi-annually on each June 1 and December 1, commencing on December 1, 2010.

Ranking.  The Notes are general unsecured, senior obligations of Hillman Group that effectively rank subordinate to all existing and future secured indebtedness, including indebtedness under the new Senior Facilities, to the extent of the value of the collateral securing such indebtedness.  The Notes structurally rank subordinate to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to Hillman Group).  The Notes rank equal in right of payment to all existing and future senior unsecured indebtedness and senior in right of payment to all future subordinated indebtedness.

Guarantees.  The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Note Guarantors.  Each guarantee effectively ranks subordinate to all existing and future secured indebtedness, including the indebtedness under the new Senior Facilities, to the extent of the value of the collateral securing such indebtedness.  Each guarantee structurally ranks subordinate to all existing and future indebtedness and other liabilities, including trade payables, of any non-guarantor subsidiaries (other than indebtedness and other liabilities owed to Hillman Group).  Each guarantee ranks equal in right of payment to all existing and future senior unsecured indebtedness and senior in right of payment to all future subordinated indebtedness.

Optional Redemption.  Hillman Group has the option to redeem the Notes prior to June 1, 2014 at a redemption price equal to 100% of the principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after June 1, 2014, Hillman Group may redeem some or all of the Notes at certain fixed redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to June 1, 2013, Hillman Group may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds received by Hillman Group from certain equity offerings at a price equal to 110.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that the redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter.

Change of Control. If a change of control occurs, each holder of notes may require Hillman Group to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such notes, plus any accrued or unpaid interest to, but not including, the date of repurchase.

Covenants. The Indenture governing the Notes contains covenants limiting, among other things, the ability of Hillman Group and its direct and indirect restricted subsidiaries to sell assets; pay dividends or make other distributions or repurchase or redeem their capital stock or make restricted payments in respect of subordinated indebtedness; make investments; incur additional indebtedness and issue preferred stock; create certain liens; enter into agreements that restrict dividends or other payments from the restricted subsidiaries of Hillman Group to Hillman Group; consolidate, merge or transfer all or substantially all of the assets of Hillman Group; engage in transactions with affiliates; and create unrestricted subsidiaries.  These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by Hillman Group to accept and pay for notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with the merger covenant in the Indenture; failure to comply with certain agreements in the Indenture following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; a default under any mortgage, indenture or instrument caused by a failure to pay any indebtedness at final maturity after the expiration of any applicable grace period or that results in the acceleration of any indebtedness prior to its express maturity, if the amount of such indebtedness aggregates $10 million or more; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $10.0 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 days; and certain events of bankruptcy or insolvency.

Exchange Offer and Registration Rights.  Pursuant to the Registration Rights Agreement, Hillman Group is obligated to file with the Securities and Exchange Commission (the “SEC”), within 180 days of the Closing Date, a registration statement enabling holders of the Notes to exchange the privately placed Notes for publicly registered notes with substantially identical terms and to use all commercially reasonable efforts to have such registration statement declared effective within 270 days of the Closing Date.  In addition, under certain circumstances, Hillman Group is obligated to use its commercially reasonable efforts to file and cause to become effective a shelf registration statement covering the resale of the Notes.  Hillman Group will pay special interest on the Notes if it does not comply with certain of its obligations under the Registration Rights Agreement.

This summary does not purport to be complete and is qualified in its entirety by reference to the Notes, the Indenture and the Registration Rights Agreement, all of which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.  Interested parties should read these documents in their entirety.

New Credit Facilities

Effective as of the Closing Date, the Company, as successor to Merger Sub (the “Borrower”), Hillman Group, Hillman Investment Company, OHCP HM Acquisition Corp. (the “Purchaser”) and Merger Sub entered into a Credit Agreement, dated as of the Closing Date (the “Credit Agreement”), with Barclays Bank PLC, as Administrative Agent, Issuing Lender and Swingline Lender, Barclays Capital and Morgan Stanley Senior Funding, Inc., as Joint Lead Arrangers and Syndication Agents, Barclays Capital, Morgan Stanley Senior Funding, Inc. and GE Capital Markets, Inc., as Joint Bookrunners, General Electric Capital Corporation, as Documentation Agent, and the lenders party thereto.  The Senior Facilities under the Credit Agreement consist of a $290 million senior secured first lien term loan facility and a $30 million senior secured first lien revolving credit facility.  The obligations under the Senior Facilities will be secured by first priority security interests in substantially all of the tangible and intangible assets of the Borrower and each of the Borrower’s direct and indirect domestic subsidiaries.  Effective as of June 1, 2010, Hillman Group became a co-borrower and co-obligor under the Senior Facilities pursuant to a Borrower Assumption Agreement, dated as of June 1, 2010 (the “Assumption Agreement”), by and among the Company, Hillman Group and Barclays Bank PLC.  At the closing, the Company borrowed the full amount of the senior secured first lien term loan and $600,000 under the senior secured first lien revolving credit facility.

All amounts outstanding under the Senior Facilities will bear interest at the Borrower’s option at a rate per annum equal to the Base Rate (as defined below) plus 2.75% or the reserve adjusted Eurodollar Rate plus 3.75%.  “Base Rate” means a fluctuating rate per annum equal to the greatest of (w) the rate quoted in The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein or any similar release by the Federal Reserve Board, (x) the Federal Funds effective rate plus ½ of 1.0%, (y) 2.75% and (z) the one-month reserve adjusted Eurodollar Rate plus 1.0%.  “Reserve adjusted Eurodollar Rate” means the greater of (x) 1.75% and (y) the fluctuating rate per annum equal to the rate obtained by dividing (A)(i) the rate per annum equal to the rate reasonably determined by Barclays Bank PLC, in its capacity as administrative agent (the “Administrative Agent”) to be the offered rate appearing on the page of the Reuters Screen or other screen or service in the event that the rate does not appear on such page which displays an average British Bankers Association Interest Settlement Rate or (A)(ii) in the event the rates referenced in the preceding clause are not available, the rate per annum equal to the offered quotation rate by first class banks in the London interbank market to the Administrative Agent, by (B) an amount equal to (i) one minus (ii) the Applicable Reserve Requirement.  “Applicable Reserve Requirement” means the maximum rate at which reserves are required to be maintained with respect to any Eurodollar Loan against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator.  Interest payments will generally be payable on a quarterly basis.

The maturity date of the term loan is the sixth anniversary of the Closing Date, and the maturity date of the revolving credit facility is the fifth anniversary of the Closing Date.  Outstanding principal amounts of the term loan will be payable in equal quarterly amounts of 1.0% per annum prior to the maturity date, with the remaining balance, together with all other amounts owed with respect thereto, payable on the maturity date of the term loan.  No amortization will be required with respect to the revolving credit facility.

In connection with the closing of the Senior Facilities, the Borrower paid closing fees to each of the lenders in an amount equal to 0.50% of the stated principal amount of such lender’s loan under the term loan facility and 2.00% of the stated principal amount of such lender’s funded and unfunded commitment under the revolving credit facility.  Such fees totaled $2,050,000.  In addition, the Borrower will pay commitment fees on a quarterly basis equal to 0.75% per annum times the daily average undrawn portion of the revolving credit facility and letter of credit fees, as applicable.

In connection with the Senior Facilities, the Purchaser, the Borrower, Hillman Group and the direct domestic subsidiaries of Hillman Group have made certain representations and warranties and are required to comply with various covenants (including certain financial covenants relating to minimum interest coverage and maximum leverage), reporting requirements and other customary requirements for similar facilities.  The Senior Facilities are subject to customary events of default included in financing transactions, including failure to make payments when due, default under other material indebtedness, breach of certain covenants, breach of certain representations and warranties, involuntary or voluntary bankruptcy, and material judgments.  During the continuation of an event of default, the Borrower must pay interest at a default rate.

For more information regarding certain of the lenders and agents, see “–Note Purchase Agreement and Joinder Agreement” above.

This summary does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the Assumption Agreement described above, which will be filed as exhibits to the Company’s next quarterly report on Form 10-Q.  Interested parties should read these documents in their entirety.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, the Company repaid all of its outstanding indebtedness under its Amended and Restated Credit Agreement dated as of July 31, 2006, by and among the Company, Hillman Investment Company, Hillman Group, Merrill Lynch Capital as Administrative Agent, Issuing Lender and Swingline Lender, JP Morgan Chase Bank as Syndication Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and JP Morgan Securities as Joint Lead Arrangers and Joint Lead Bookrunners and under its Loan Agreement dated March 31, 2004 and as amended, by and among The Company, Hillman Investment Company, Hillman Group and Allied Capital Corporation.  Upon repayment of such indebtedness, each of these agreements was terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Notes offering and the Senior Facilities is hereby incorporated by reference into this Item 2.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred.  The disclosure under Item 8.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Merger, Andrew W. Code, Peter M. Gotsch, Larry Wilton and Shael J. Dolman tendered their resignations as directors of the Company.  Mr. Wilton served as a member of our audit committee at the time of his resignation.

In addition, in connection with the closing of the Merger, Robert L. Caulk, Michael S. Green, David Jones, Alan Lacy, Kevin Mailender and Tyler Wolfram were elected by the Company’s remaining members of the board of directors to serve as directors of the Company effective immediately.  Mr. Tyler Wolfram was elected to serve as Chairman of the board of directors.  Messrs. Wolfram and Green are Partners of Oak Hill Capital Partners, Mr. Mailender is a Principal of Oak Hill Capital Partners, and Messrs. Lacy and Jones are Senior Advisers to Oak Hill Capital Partners.  The Company was acquired in the Merger by affiliates of Oak Hill Capital Partners.

Robert L. Caulk

Mr. Caulk, age 58, is the Chairman of Bushnell Outdoor Products, a global manufacturer and marketer of sports optics and outdoor accessories. He was the Chairman and Chief Executive Officer of United Industries Corporation, a manufacturer and marketer of consumer products, from 2001 through 2005 and was its President and Chief Executive Officer from 1999 to 2001. He served as the President and Chief Executive Officer of Spectrum Brands, North America, following its acquisition of United Industries in 2005, until February 2006. Mr. Caulk also serves as a director on several corporate and non-profit boards, including Menard, Inc., Sligh Furniture Company and the St. Louis Academy of Science.  Mr. Caulk was selected to serve on our board of directors due to his extensive management experience.

Michael S. Green

Mr. Green, age 37, has been a Partner of Oak Hill Capital Partners since 2007 and prior to that was a Principal at Oak Hill Capital Partners between 2000 and 2007.  Mr. Green served on the board of directors of Duane Reade Holdings from 2004 until April 2010 and currently serves on the board of directors of NSA International, Inc.  Mr. Green was selected to serve on our board of directors due to his financial, investment and business experience.

David Jones

Mr. Jones, age 60, has been Senior Adviser to Oak Hill Capital Partners since February 2008. Between 1996 and May 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories.  From 1996 to April 1998, he also served Rayovac as President. After Mr. Jones was no longer an executive officer of Spectrum Brands, it filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in March 2009 and exited from bankruptcy proceedings in August 2009. From 1995 to 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer, and Chairman of the Board of Directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company. Mr. Jones also served as a director of Simmons Bedding Company from January 2000 to January 2010, as a director of Spectrum Brands from September 1996 to August 2007, and as a director of Tyson Foods, Inc. from October 1999 to July 2005. Mr. Jones was selected to serve on our board of directors due to his extensive management experience.

Alan Lacy

Mr. Lacy, age 56, has been a Senior Adviser to Oak Hill Capital Partners since July 2007. Mr. Lacy is the former Vice Chairman and Chief Executive Officer of Sears Holdings Corporation, which formed as a result of the merger of Sears, Roebuck and Co. and Kmart Holding Corporation. He served as Vice Chairman from March 2005 through July 2006 and as Chief Executive Officer from March 2005 through September 2005. He previously served Sears, Roebuck and Co. as Chairman of the Board from December 2000, and as President and Chief Executive Officer from October 2000. Mr. Lacy was the Chairman of the Board of Sears Canada, Inc. from 2000 through 2006. Mr. Lacy has been a director of Bristol-Myers Squibb Company since 2008, and a director of The Western Union Company since 2006 and is a Trustee of Fidelity Funds.  Mr. Lacy was selected to serve on our board of directors due to his extensive management experience.

Kevin Mailender

Mr. Mailender, age 32, has been a Principal of Oak Hill Capital Partners since 2008 and previously was a Vice President of Oak Hill Capital Partners between 2004 and 2008. Mr. Mailender was selected to serve on our board of directors due to his financial, investment and business experience.

Tyler Wolfram

Mr. Wolfram, age 43, is currently a Partner of Oak Hill Capital Partners, where he has been since 2001. Mr. Wolfram served on the board of directors of Duane Reade Holdings from 2004 until April 2010 and currently serves on the board of directors of NSA International, Inc.  Mr. Wolfram was selected to serve as the Chairman of our board of directors due to his financial, investment and business experience.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Company filed a Certificate of Merger on the Closing Date, which amended and restated the certificate of incorporation of the Company to reflect the capital structure and governance structure of the Company following the completion of the Merger.  A corresponding amendment and restatement of the Company’s By-laws was adopted by the Company’s board of directors on the Closing Date.

Copies of the Certificate of Merger and Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively.  Interested parties should read these documents in their entirety.

Item 8.01	Other Events.

Closing of the Merger.

On May 28, 2010, the Company completed its merger with the Merger Sub, with the Company being the surviving corporation, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated April 21, 2010, by and among the Company, Merger Sub, OHCP HM Acquisition Corp., a Delaware corporation and the sole stockholder of Merger Sub, and THC Representative, LLC, a Delaware limited liability company, acting as the representative of the Company’s stockholders and optionholders.  As a result of the Merger, the Company became a wholly owned subsidiary of the Purchaser.

In the Merger, each share of Class A Preferred Stock of the Company, par value $0.01 per share (the “Preferred Stock”), issued and outstanding immediately prior to the effective time of the Merger, was converted into an amount equal to $2030.26 in cash.

In the Merger, each share of Class A Common Stock of the Company, par value $0.01 per share (the “Class A Common Stock”), Class B Common Stock of the Company, par value $0.01 per share (the “Class B Common Stock”), and Class C Common Stock of the Company, par value $0.01 per share (the “Class C Common Stock”, and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, except for the Rollover Shares (as defined below), was converted into an amount, in cash, equal to $18,115.89.  Each share of Common Stock (except for the Rollover Shares) was thereafter immediately cancelled.

A portion of the shares of Class A Common Stock and Class B Common Stock, all of which are held by certain members of Hillman’s management team (the “Rollover Shares”), were not converted in exchange for cash as part of the Merger.  Instead, such shares were exchanged for a number of shares of common stock of the Purchaser, par value $0.01 per share, having an aggregate dollar value equal to $11,100,000.

In connection with the closing of the Merger, Hillman Investment Company, a wholly-owned subsidiary of the Company, redeemed each outstanding share of its Class A Preferred Stock, par value $0.01 per share (the “Hillman Investment Company Preferred Stock”) at an amount equal to $1,968.71.

Each option to purchase the Common Stock, each option to purchase the Preferred Stock and each option to purchase the Hillman Investment Company Preferred Stock that were not fully vested and exercisable as of the closing of the Merger automatically became fully vested and exercisable as of the closing of the Merger.  The holders of stock options were paid an amount based on the relevant merger consideration or redemption price, the applicable exercise price and the number and type of shares underlying such stock options.

Hillman’s publicly traded trust preferred securities remain outstanding, were not converted or exchanged, and continue to trade on the NYSE-AMEX under the ticker symbol “HLM_Pr”.

Concurrently with the closing of the Merger, the Company closed its previously announced acquisition from Quick-Tag Holdings and Quick-Tag Inc. of a license and patents related to Quick Tag (the “Quick-Tag Acquisition”) for purchase price of $11.5 million.

A copy of the press release announcing the closing of the Merger and the Quick-Tag Acquisition is attached as Exhibit 99.1 hereto.

Notes Offering Press Release

On May 19, 2010, Hillman Group issued a press release announcing the pricing of its previously announced senior notes offering.  A copy of such press release is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Merger of OHCP HM Merger Sub Corp. with and into The Hillman Companies, Inc., dated May 28, 2010.

3.2	Amended and Restated By-Laws of The Hillman Companies, Inc. (effective as of May 28, 2010).

99.1	Press Release dated May 28, 2010.

99.2	Press Release dated May 19, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2010		THE HILLMAN COMPANIES, INC.

	By:	/s/ James P. Waters
Name: James P. Waters
Title: Chief Financial Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Merger of OHCP HM Merger Sub Corp. with and into The Hillman Companies, Inc., dated May 28, 2010.

3.2	Amended and Restated By-Laws of The Hillman Companies, Inc. (effective as of May 28, 2010).

99.1	Press Release dated May 28, 2010.

99.2	Press Release dated May 19, 2010.